Exhibit 99.2

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Consolidated Financial Statements

Years Ended December 31, 2013 and 2012 and the Period from August 11, 2011 (Date of Inception) to December 31, 2011

Independent Auditor’s Report

Board of Directors

Community Care Health Network, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated financial statements of CCHN Group Holdings, Inc. (dba Matrix Medical Network), its subsidiaries and its affiliates (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2013, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (Date of Inception) to December 31, 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHN Group Holdings, Inc. (dba Matrix Medical Network), its subsidiaries and its affiliates as of December 31, 2013, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (Date of Inception) to December 31, 2011, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

October 20, 2014

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Consolidated Balance Sheets

(In Thousands, Except Share Amounts)

December 31,	2013	2012	2011

Assets

Current Assets
Cash and cash equivalents	$21,152	$7,393	$118
Accounts receivable, net of allowance of $1,380, $505, and $619, respectively	15,660	22,621	20,307
Deferred income taxes	5,182	1,642	721
Prepaid expenses and other current assets	4,183	3,317	1,676

Total Current Assets	46,177	34,973	22,822

Property and Equipment, net	13,688	9,600	7,421

Goodwill	71,260	71,260	68,423

Intangible Assets, net	27,727	34,773	39,756

Other Long-Term Assets	1,754	2,123	2,656

Total Assets	$160,606	$152,729	$141,078

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$1,870	$2,152	$3,787
Accrued liabilities	19,608	17,217	6,302
Current portion of long-term debt	1,875	1,000	-

Total Current Liabilities	23,353	20,369	10,089

Deferred income taxes, net	9,184	5,382	6,632
Long-term debt, net of discount	86,647	17,081	13,141

Total Liabilities	119,184	42,832	29,862

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 500,000 shares authorized 112,264 shares issued and outstanding at December 31, 2013, 2012 and 2011	-	-	-
Additional paid-in capital	115,104	113,991	112,164
Accumulated deficit	(73,682)	(4,094)	(948)

Total Stockholders' Equity	41,422	109,897	111,216

Total Liabilities and Stockholders' Equity	$160,606	$152,729	$141,078

See accompanying notes to consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Consolidated Statements of Operations

(In Thousands)

			Period from
			August 11, 2011
			(Date of Inception)
	Years ended December 31,		to December 31,
	2013	2012	2011

Net Revenues	$165,037	$115,813	$24,747

Operating Expenses
Salaries and benefits	119,375	82,619	15,584
Insurance	1,587	986	241
General and administrative	29,122	25,015	8,282
Depreciation and amortization	9,910	9,804	2,059
Loss on impairment of intangible assets and other	988	1,438	100
Loss on impairment and disposal of property and equipment	708	221	-

Total Operating Expenses	161,690	120,083	26,266

Income (Loss) from Operations	3,347	(4,270)	(1,519)

Interest Expense	2,621	1,768	450

Income (Loss) Before Income Taxes	726	(6,038)	(1,969)

Income Tax Expense (Benefit)	382	(2,892)	(1,021)

Net Income (Loss)	$344	$(3,146)	$(948)

See accompanying notes to consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Consolidated Statement of Stockholders’ Equity

(In Thousands, Except Share Amounts)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, August 11, 2011	-	$-	$-	$-	$-
(Date of Inception)
Issuance of founders shares	100	-	-	-	-
Issuance of common stock	112,164	-	112,164	-	112,164
Net loss	-	-	-	(948)	(948)

Balance, December 31, 2011	112,264	-	112,164	(948)	111,216

Stock-based compensation	-	-	1,827	-	1,827
Net loss	-	-	-	(3,146)	(3,146)

Balance, December 31, 2012	112,264	-	113,991	(4,094)	109,897

Stock-based compensation	-	-	1,113	-	1,113
Dividends paid	-	-	-	(69,932)	(69,932)
Net income	-	-	-	344	344

Balance, December 31, 2013	112,264	$-	$115,104	$(73,682)	$41,422

See accompanying notes to consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Consolidated Statements of Cash Flows

(In Thousands)

			Period from August 11, 2011
			(Date of Inception)
	Years ended December 31,		to December 31,
	2013	2012	2011

Cash Flows from Operating Activities
Net income (loss)	$344	$(3,146)	$(948)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,910	9,804	2,059
Deferred financing fee amortization	65	-	-
Amortization of debt discount	191	190	48
Change in deferred income taxes	262	(2,926)	(1,058)
Stock-based compensation	1,113	1,827	-
Provision for bad debts	2,175	820	523
Loss on impairment of intangible assets and other	988	1,438	100
Loss on impairment and disposal of property and equipment	708	221	-
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	4,786	(2,905)	(4,345)
Prepaid expenses and other current assets	1,395	(1,172)	(664)
Other long-term assets	15	32	(2,547)
Accounts payable	(282)	(1,635)	2,058
Accrued liabilities	2,392	10,895	1,192

Net Cash Provided by (Used in) Operating Activities	24,062	13,443	(3,582)

Cash Flows from Investing Activities
Business acquisition, net of cash acquired of $157	-	(4,756)	(109,586)
Purchases of property and equipment, including internal-use software	(8,647)	(6,164)	(1,714)
Purchases of intangible assets	(35)	-	-
Proceeds from sale of property and equipment	-	2	-

Net Cash Used in Investing Activities	(8,682)	(10,918)	(111,300)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	75,000	5,000	13,093
Payment of financing fees	(1,939)	-	-
Payments on long-term debt	(4,750)	(250)	-
Proceeds from issuance of common stock	-	-	101,907
Dividends paid	(69,932)	-	-

Net Cash Provided by (Used in) Financing Activities	(1,621)	4,750	115,000

Net Increase in Cash and Cash Equivalents	13,759	7,275	118
Cash and Cash Equivalents, beginning of period	7,393	118	-

Cash and Cash Equivalents, end of period	$21,152	$7,393	$118

Supplemental Disclosure of Cash Flow Information
Interest paid	$132	$57	$-
Income taxes paid (refunds received), net	$607	$(497)	$-
Non-cash financing and investing activities - issuance of stock in acquisition	$-	$-	$10,257

 See accompanying notes to consolidated financial statements.

 CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

1. Organization and Nature of Operations

CCHN Group Holdings, Inc., (“Group Holdings” or, collectively with its subsidiaries and affiliates, the “Company”) is a Delaware corporation and affiliate of a privately owned investment firm that was formed in August 2011 for the purpose of acquiring Community Care Health Network, Inc. (“CCHN,” a Delaware corporation doing business as Matrix Medical Network) and its subsidiaries and affiliates (collectively “Matrix Medical Network” or “Matrix”). Matrix was acquired on September 27, 2011, at which time the Company commenced operations. Matrix Medical Network is a national healthcare company that provides health-risk member management services to health plans throughout the country, including both medical management and revenue support.

Matrix Medical Network consists of physician and nurse practitioner groups providing care to geriatric patients. Utilizing a nationwide network of physicians and nurse practitioners, Matrix’s clinical assessment business provides targeted health-risk member management services and revenue support to health plans. Matrix Medical Network also offers technology-based physician bulletin products for health plans and medical groups.

In October 2012, the sole revenue producing customer of Votiva Health, L.L.C. (“Votiva”), a wholly-owned subsidiary of the Company, terminated the contractual relationship. Votiva’s revenue consisted of program management fees, reported in net revenues in the consolidated statements of operations. Management fee revenue was $0, $2,309 and $1,132 for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively. The Company recognized a loss on disposal of property and equipment of $25 and a loss on impairment of intangible assets of $7 in 2012 related to Votiva.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and include the accounts of Group Holdings and its consolidated wholly-owned subsidiaries and its affiliates.

Wholly-owned subsidiaries:

●	CCHN Holdings, Inc.
●	Community Care Health Network, Inc.
●	Mission Medical Group, L.L.C.
●	Mission Medical Group of Alabama, L.L.C.
●	Mission Medical Group of Louisiana, L.L.C.
●	Mission Medical Group of Missouri, L.L.C.
●	Matrix Medical Network of Arizona, L.L.C.
●	Matrix Medical Network of Colorado, L.L.C.
●	Matrix Medical Network of Florida, L.L.C.
●	Matrix Medical Network of Georgia, L.L.C.
●	Matrix Medical Network of Kentucky, L.L.C.
●	Matrix Medical Network of Missouri, L.L.C.
●	Matrix Medical Network of Nevada, L.L.C.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

●	Matrix Medical Network of New Mexico, L.L.C.
●	Matrix Medical Network of Oklahoma, L.L.C.
●	Matrix Medical Network of Oregon, L.L.C.
●	Matrix Medical Network of Texas, L.L.C.
●	Matrix Medical Network of Utah, L.L.C.
●	Matrix Medical Network of Virginia, L.L.C.
●	Matrix Medical Network of Washington, L.L.C.
●	MMNRA, L.L.C.
●	Votiva Health, L.L.C.
●	Ascender Software, Inc.

Affiliated entities – the following entities are affiliated through contractual relationships with CCHN:

●	Mission Medical Group, P.A.
●	Mission Medical Group of Kansas, P.A.
●	Matrix Medical of New York, P.C.
●	Matrix Medical Network of Arkansas, P.A.
●	Matrix Medical Network of Indiana, P.C.
●	Matrix Medical Network of Kansas, P.A.
●	Matrix Medical Network of Michigan, P.C.
●	Matrix Medical Network of New Jersey, P.C.
●	Matrix Medical Network of North Carolina, P.C.
●	Matrix Medical Network of Tennessee, P.C.
●	Matrix Medical Network of West Virginia, P.C.
●	Matrix Medical Network of Wisconsin, S.C.
●	Regional Physician Services of California, P.C.
●	Regional Physician Services Connecticut, P.C.
●	Regional Physician Services Florida, P.C.
●	Regional Physician Services of Idaho, P.C.
●	Regional Physician Services of Illinois, P.C.
●	Regional Physician Services of Massachusetts, P.C.
●	Regional Physician Services of Minnesota, P.C.
●	Regional Physician Services of Ohio, P.C.
●	Regional Physician Services Pennsylvania, P.C.
●	Regional Physician Services Rhode Island, P.C.
●	Regional Physician Services South Carolina, P.C.
●	Regional Physician Services Tennessee, P.C.
●	Regional Physician Services of Texas, P.C.
●	Regional Physician Services New York, P.C.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

The affiliated entities operate in states that have statutory requirements regarding legal ownership of operating entities by a licensed medical practitioner. Accordingly, each affiliate entity has a contractual relationship with the Company whereby the Company provides management and other services for these affiliates. The Company has entered into license, service and redemption agreements with the affiliates and the shareholders of the affiliates. The Company may terminate the license, service or employment agreement with or without cause upon written notice to the affiliated entity and/or shareholder subject to certain time requirements generally less than 90 days. Upon termination, the shareholder shall surrender the stock and the status of the physician as a shareholder shall be deemed to have terminated and shall have no further ownership in the Company. The surrender of the stock by the shareholder will be exchanged for a nominal amount as specified in the redemption agreement. As such, and in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810-10-05, “Consolidation of Entities Controlled by Contract,” the affiliated entities are being presented on a consolidated basis as the Company meets the requirements to consolidate, specifically the controlling financial interest provisions.

All intercompany accounts and transactions, including those between the Company and its subsidiaries and the affiliated entities, are eliminated in consolidation.

Revenue Recognition

The Company contracts with health plans to provide clinical assessments for their Medicare Advantage members that meet certain pre-determined criteria as defined by the providers. An assessment is a comprehensive physical examination of an individual performed by one of the Company’s physicians or nurse practitioners. The Medicare Advantage clients for whom the Company performs these examinations use the assessment reports to impact care management of the Medicare Advantage member and properly report the cost of care of those members. Revenue is recognized in the period in which the services are rendered.

The Company also contracts directly with health plans and offers care management and quality measure software for customer use. This is paid through license fees which are set out in contracts, and billed monthly. Revenue is recognized in the period in which the services are rendered.

Concentration of Credit Risk

For the year ended December 31, 2013, two health plans made up approximately 41% of net revenues. No one health plan provider represented more than 29% of net revenues. Accounts receivable from these health plans at December 31, 2013 were approximately 45% of total accounts receivable.

For the year ended December 31, 2012, two health plans made up approximately 26% of net revenues. No one health plan provider represented more than 15% of net revenues. Accounts receivable from these health plans at December 31, 2012 were approximately 49% of total accounts receivable.

For the period from August 11, 2011 (date of inception) to December 31, 2011, two health plans made up approximately 25% of net revenues. No one health plan provider represented more than 13% of net revenues. Accounts receivable from these health plans at December 31, 2011 did not represent a significant concentration of accounts receivable.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates. The most significant assumptions and estimates underlying these consolidated financial statements and accompanying notes involve the recognition of revenues and receivables, allowances for contractual discounts and uncollectible accounts, long-lived assets, accounting for income taxes, insurance reserves, fair value estimates and share-based payments.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. All of the non-interest bearing cash balances were fully insured at December 31, 2012 and 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there was no limit to the amount of insurance for eligible accounts. There were no interest-bearing amounts on deposit in excess of federally insured limits at December 31, 2012. Beginning in 2013, insurance coverage reverted to $250 per depositor at each financial institution. At December 31, 2013, the Company has $20,842 of interest bearing and non-interest bearing cash balances with JP Morgan Chase, N.A. that exceed federally insured limits.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to accounts receivable. The allowance for doubtful accounts is based upon management’s continuous evaluation of the collectability of outstanding receivables. Management’s evaluation takes into consideration historical collection experience, the customer’s ability to meet its financial obligations to the Company, and the length of time the trade receivables are past due. The allowance is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the periods that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation, and are depreciated using the straight-line method over the following estimated useful lives of the related assets.

Useful Life

Computer equipment	3 - 5 years
Computer software	3 - 5 years
Office equipment	5 years
Furniture and fixtures	5 - 10 years
Leasehold improvements	Shorter of asset's useful life or lease term

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized. For items that are disposed, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying amount of its property and equipment whenever changes in circumstances or events indicate that the value of such assets may not be fully recoverable. An impairment loss is recorded when the sum of the undiscounted future cash flows is less than the carrying amount of the asset and is measured as the amount by which the carrying amount of the asset exceeds its fair value.

The Company recognized $708, $221 and $0 of loss on impairment and disposal of property and equipment for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively.

Software Development Costs

The Company capitalizes certain development costs incurred in connection with its internal use software in accordance with ASC 350-40, “Internal-Use Software.” The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Internal use software is included as a component of property and equipment and amortization begins when the computer software is ready for its intended use. Internal use software is amortized on a straight-line basis over the estimated useful lives of the related software applications, which is generally three to five years.

During the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, $6,389, $2,369 and $892, respectively, was capitalized as internally developed software which is a component of computer software included in property and equipment.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of tangible net assets of acquired businesses after amounts are allocated to other intangible assets.

In accordance with ASC 350-20, “Intangibles – Goodwill and Other,” the Company evaluates goodwill for impairment on an annual basis and on an interim basis should events and circumstances warrant. To test for impairment, the Company first performs a qualitative assessment of relevant circumstances and events to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value, then the Company would perform the two step goodwill impairment test. Step one is carried out by comparing the fair value of a reporting unit containing the goodwill with its carrying amount, including the goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. However, if the carrying amount exceeds the fair value, the Company performs step two of the test which compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. The excess carrying amount of the goodwill is considered impaired and an impairment loss is recorded.

Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Other Intangible Assets

Other intangible assets primarily consist of customer relationships, trade name and trademarks, developed technologies and non-compete agreements acquired in business combination transactions and are amortized over their estimated useful lives using a straight-line method.

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying amount of its intangible long-lived assets whenever changes in circumstances or events indicate that the value of such assets may not be fully recoverable. An impairment loss is recorded when the sum of the undiscounted future cash flows is less than the carrying amount of the asset and is measured as the amount by which the carrying amount of the asset exceeds its fair value.

Operating Leases

The Company has certain operating leases for its vehicle fleet and its administrative facilities and office equipment in California, Arizona and Florida. Leases that do not transfer substantially all benefits and risks of ownership to the Company or meet any of the other criteria for capitalization are classified as operating leases. These lease payments are recognized as an expense on a straight-line basis over the lease term.

Acquisitions

ASC 805, “Business Combinations,” establishes principles and requirements for how an acquirer in a business combination: (i) recognizes and measures the identifiable assets acquired, the liabilities assumed, and any non-controlling interests in the acquiree; (ii) recognizes and measures the goodwill acquired in a business combination or gain from a bargain purchase; and (iii) determines what information to disclose to enable financial statement users to evaluate the nature and financial effects of the business combination. In accordance with this standard, the Company estimates the fair value of any contingent consideration transferred as of the acquisition date. The asset or liability is subsequently measured at fair value at each reporting date and any changes are reflected in the consolidated statements of operations.

Deferred Financing Costs

Deferred financing costs are amortized to interest expense using the straight-line method over the terms of the related debt. For the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, the Company recognized interest expense of $65, $0 and $0, respectively, from the amortization of deferred financing costs. Unamortized deferred financing costs are $1,874 at December 31, 2013 and are included in other current and long-term assets.

Defined Contribution Plans

The Company maintains defined contribution plans (the “Plans”), for the benefit of eligible employees under the provision of Section 401(k) of the U.S. Internal Revenue Code. The Company provides matching contributions that vest over 3 years. Unvested matching contributions are forfeitable upon employee termination. Employee contributions are fully vested and non-forfeitable. The assets of the Plans are held separately from those of the Company and are independently managed and administered.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

The Company reviews its filing positions for all open tax years in all U.S. federal and state jurisdictions where the Company is required to file for uncertain tax positions. The Company recognizes a liability for each uncertain tax position at the amount estimated to be required to settle the issue. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company did not recognize any liability related to uncertain tax provisions at December 31, 2013, 2012 and 2011.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation.” In accordance with ASC 718, equity-based compensation cost is measured at the grant date based on the fair value of the award.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based awards. The assumptions for expected terms were determined using the simplified method outlined in Staff Accounting Bulletin No. 110. The risk-free interest rate is based on the U.S. Treasury rates at the grant date with maturity dates approximately equal to the expected term at the grant date. The historical volatility of a representative group of peer companies’ stock is used as the basis for the volatility assumption.

Management Fees

CCHN charges each entity affiliated through contractual relationship a monthly management fee for the administrative services provided by CCHN. The management fees charged by CCHN are eliminated upon consolidation.

In connection with the acquisition of Matrix Medical Network described in Note 3, the Company entered into a ten year management services agreement with an affiliate of its majority shareholder. Under the terms of the agreement, the Company prepaid a management fee of $2,500 which was recorded as a prepaid expense and is being amortized over a term of 5 years. Upon a change of control the unamortized portion of the management fee would be fully expensed on or before the date that the change of control occurs.

Segment Information

ASC 280, “Segment Reporting,” establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group (“CODM”), in deciding how to allocate resources and in assessing performance. The Company operates only one material reportable segment. The Company derives substantially all its revenues from activities in the United States and holds substantially all its long-lived assets in the United States.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers: Topic 606” (“ASU 2014-09”). The amendments in ASU 2014-09 affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in ASC 605, “Revenue Recognition,” and most industry-specific guidance, and creates ASC 606, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

For nonpublic entities, this ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Three basic transition methods are available: full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. A nonpublic entity may elect to apply the guidance in this ASU early with certain restrictions. The Company is currently evaluating the impact ASU 2014-09 will have on its consolidated financial statements and has not yet determined the method by which we will adopt the standard in 2018.

3. Acquisitions

Matrix Medical Network

During September 2011, the shareholders of CCHN entered into an agreement with Group Holdings to sell substantially all outstanding equity to Group Holdings. As described in Note 1, CCHN through its wholly owned subsidiaries and affiliates, does business as Matrix Medical Network, a national healthcare company that provides health-risk member management services to health plans throughout the country, including both medical management and revenue support.

The purchase price of $120,000, net of working capital adjustment which was $0, was paid in cash. The Company also incurred acquisition related costs of $1,640 during the period from August 11, 2011 (date of inception) to December 31, 2011 which were recognized separately from the acquisition of assets and assumptions of liabilities in the business combination. These costs represented the acquirer’s acquisition-related costs, which were expensed as incurred, and are reflected in general and administrative expense on the consolidated statement of operations.

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

The Company allocated the purchase price to the estimated fair value of acquired assets (assumed liabilities) as follows:

Cash and cash equivalents	$157
Accounts receivable	16,485
Prepaid expenses and other current assets	1,010
Intangible asset	41,252
Property and equipment	6,270
Goodwill	68,423
Other long-term assets	109
Accounts payable	(1,729)
Accrued liabilities	(4,918)
Deferred tax liability, net	(6,969)
Other long-term liabilities	(90)

Estimated Fair Value of Net Assets Acquired	$120,000

The Company does not expect any of the goodwill associated with the acquisition of Matrix Medical Network to be deductible for tax purposes.

Ascender Software

In August 2012, the Company acquired all outstanding shares of Ascender Software, Inc. (“Ascender”) for $4,756 of cash consideration plus future consideration (“earn out payments”) equal to $2,500 (as defined in the purchase agreement). The earn out payments are contingent upon continued employment by two prior owners of Ascender for a period of one year from the purchase date and all scheduled earn out payments were paid in 2013. The Company recorded $1,616 and $884 of compensation expense related to the earn out payments for the years ended December 31, 2013 and 2012, respectively. At December 31, 2012, $884 of earn out compensation is included in accrued liabilities in the consolidated balance sheets. The Company also assumed liabilities totaling $152 in the acquisition. Acquisition related costs of $307 have been expensed.

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

The Company allocated the purchase price to the estimated fair value of acquired assets (assumed liabilities) as follows:

Other receivables	$228
Prepaid expenses and other current assets	13
Intangible asset - trade name and trademarks	110
Intangible asset - developed software technology	1,210
Intangible asset - customer relationships	1,190
Intangible asset - non compete agreements	120
Goodwill	2,837
Accrued expenses	(152)
Deferred tax liability	(800)

Estimated Fair Value of Net Assets Acquired	$4,756

The Company does not expect any of the goodwill associated with the acquisition of Ascender Software to be deductible for tax purposes.

4. Property and Equipment

Property and equipment consists of the following:

December 31,	2013	2012	2011

Computer equipment	$3,282	$2,565	$1,456
Computer software	15,741	6,690	4,106
Office equipment	97	55	38
Furniture and fixtures	1,179	842	725
Leasehold improvements	715	506	-
Work in process	656	3,110	1,659

	21,670	13,768	7,984
Accumulated depreciation	(7,982)	(4,168)	(563)

Property and Equipment, Net	$13,688	$9,600	$7,421

Depreciation expense on property and equipment was $3,851, $3,629 and $563 for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

5. Goodwill and Other Intangible Assets

The changes in carrying amount of Goodwill in the years ended December 31, 2013 and 2012 and the period ending December 31, 2011 was as follows:

	Total	Acquisition CCHN	Acquisition Ascender
Balance at August 11, 2011	$-	$-	$-
Increase due to acquisition	68,423	68,423	-
Balance at December 31, 2011	68,423	68,423	-
Increase due to acquisition	2,837		2,837
Balance at December 31, 2012	71,260	68,423	2,837
Increase due to acquisition	-	-	-
Balance at December 31, 2013	$71,260	$68,423	$2,837

There have been no goodwill impairment charges recognized during 2013, 2012 or the period from August 11, 2011 (date of inception) to December 31, 2011.

Other intangible assets subject to amortization consist of the following at December 31, 2013:

December 31, 2013	Gross Carrying Amount	Accumulated Amortization	Impairment	Net

Customer relationships	$33,412	$(10,676)	$(988)	$21,748
Trade name & trademarks	7,223	(2,127)	-	5,096
Developed technologies	1,210	(327)	-	883
Non-compete agreements	120	(120)	-	-

	$41,965	$(13,250)	$(988)	$27,727

During 2013, the Company deemed Ascender’s customer relationships intangible asset to be impaired and the Company recognized a loss on impairment of intangible assets of $988 in 2013.

At December 31, 2013, the remaining net book value of customer relationships, trade name and trademarks, and developed technologies are expected to be amortized over a weighted average period of 4.8 years, 5.7 years and 3.2 years, respectively.

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Other intangible assets subject to amortization consist of the following at December 31, 2012:

December 31, 2012	Gross Carrying Amount	Accumulated Amortization	Impairment	Net

Customer relationships	$33,412	$(5,884)	$-	$27,528
Trade name & trademarks	7,223	(1,180)	-	6,043
Developed technologies	3,127	(565)	(1,438)	1,124
Non-compete agreements	120	(42)	-	78

	$43,882	$(7,671)	$(1,438)	$34,773

Due primarily to the acquisition of Ascender, as mentioned above, certain developed technologies and trade name previously acquired were determined to be obsolete, and the Company recognized a loss on impairment of intangible assets of $1,438 in 2012.

Other intangible assets subject to amortization consist of the following at December 31, 2011:

December 31, 2011	Gross Carrying Amount	Accumulated Amortization	Net

Customer relationships	$32,222	$(1,166)	$31,056
Trade name & trademarks	7,113	(234)	6,879
Developed technologies	1,917	(96)	1,821

	$41,252	$(1,496)	$39,756

Other intangible assets are amortized using a straight-line method over the following useful lives.

Useful Life

Customer relationships	2 - 7 years
Trade name & trademarks	2 - 8 years
Developed technologies	5 years
Non-compete agreements	1 year
Patents	20 years

For the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, the Company recognized amortization expense related to other intangible assets of $6,059, $6,175 and $1,496, respectively.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Estimated future amortization expense of the other intangible assets with finite lives is as follows for each of the fiscal years ending December 31:

	Customer Relationships	Trade Name and Trademarks	Developed Technologies	Total Amortization

2014	$4,578	$901	$242	$5,721
2015	4,578	901	242	5,721
2016	4,578	891	242	5,711
2017	4,578	874	157	5,609
2018	3,436	874	-	4,310
Thereafter	-	655	-	655

	$21,748	$5,096	$883	$27,727

6. Accrued Liabilities

Accrued liabilities consist of the following:

December 31,	2013	2012	2011

Salaries, payroll taxes and benefits	$7,518	$5,983	$4,271
Accrued interest	378	378	393
Accrued severance	497	1,116	115
Accrued bonuses	6,465	2,939	-
Other accruals	4,750	6,801	1,523

Accrued Liabilities	$19,608	$17,217	$6,302

7. Short-Term Borrowings and Long-Term Debt

Long-term debt consists of the following:

December 31,	2013	2012	2011

Senior Note	$15,000	$15,000	$15,000
Term Loan	75,000	-	-
Prior Term Loan	-	4,750	-
	90,000	19,750	15,000
Unamortized discount on note	(1,478)	(1,669)	(1,859)
	88,522	18,081	13,141
Less: Current portion of long-term debt	1,875	1,000	-

Long-term debt	$86,647	$17,081	$13,141

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

In September 2011, the Company, through a wholly owned subsidiary, issued an unsecured $15,000 Senior Note due September 27, 2021 (“Senior Note”). The Company received proceeds of $13,093, net of original issuance discount. Interest is accrued at 10% per annum and payable semi-annually in arrears on September 30 and March 31 of each year commencing on March 31, 2012, with principal due on September 27, 2021. Partial or full payment of principal may be accelerated upon the occurrence of certain events, such as a change of control. The Company was in compliance with all applicable covenants as of December 31, 2013.

In connection with the Senior Note, the original issue discount of $1,907 was recognized as a debt discount (reduction in long-term debt) and is being amortized over the life of the note. The Company recognized interest expense related to the amortization of the discount of $191, $190 and $48 for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively.

In October 2013, the Company entered into a credit agreement with a lender that governs a $75,000 term loan (“Term Loan”) and a $15,000 revolving line of credit (“RLOC”), collectively, the “Credit Agreement.” The RLOC includes a $5,000 letter of credit facility. The Credit Agreement matures on October 29, 2018, and is secured by substantially all the assets of the Company. Additionally, the credit agreement contains several affirmative, negative and financial covenants. The Company was in compliance with all affirmative, negative and financial covenants as of December 31, 2013.

The Term Loan has a variable interest rate, based on the lender’s prime rate or LIBOR rate plus applicable margin. Interest rate elections are made periodically by the Company and subject to an interest rate floor. Interest payments are due the earlier of the last day of an interest period or every 3 months. Principal payments are due quarterly with all unpaid principal and interest due on October 29, 2018. Annual mandatory principal repayments are required from the Company’s excess cash flow, as defined in the Credit Agreement, beginning with the fiscal year ending December 31, 2014. The interest rate was 5.5% at December 31, 2013 and the Company recognized interest expense of $733 related to the Term Loan for the year ended December 31, 2013. The outstanding Term Loan balance was $75,000 at December 31, 2013 and $733 of interest is included in accrued liabilities at December 31, 2013.

Advances on the RLOC have a variable interest rate that is based on the lender’s prime rate or LIBOR plus applicable margin. Interest rate elections are made periodically by the Company and subject to an interest rate floor. Interest-only payments are due the earlier of the last day of an interest period or every 3 months with all unpaid principal and interest due October 29, 2018. Additionally, the RLOC is subject to an unused line fee of 0.5% on the unused portion of the RLOC. There is a $1,225 letter of credit outstanding under the RLOC at December 31, 2013 issued as security for the Company’s workers’ compensation insurance carrier. Letters of credit are subject to a quarterly fee equal to 4.5% per annum of the undrawn face amount of each letter of credit. The Company recognized $15 of interest expense related to the RLOC for the year ended December 31, 2013. There are no amounts outstanding under this RLOC at December 31, 2013.

In connection with securing the Credit Agreement, the Company incurred $1,939 of loan origination costs which are recorded as deferred financing costs and amortized over the life of the Credit Agreement. The Company recognized interest expense of $65 from the amortization of deferred financing costs in 2013. Unamortized deferred financing cost is $1,874 at December 31, 2013 and is included in other current and long-term assets on the consolidated balance sheets.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Proceeds from the Term Loan were used to retire outstanding bank debt, pay a shareholder dividend and pay management bonuses.

Prior to the October 2013 financing arrangement, the Company had a credit agreement with a national bank that governed a $10,000 revolving line of credit (“Prior LOC”) and a $5,000 term loan (“Prior Term Loan”) with interest at the bank’s prime rate or LIBOR plus a separate applicable margin for the Prior LOC and Prior Term Loan. The interest rates were 3.00% and 2.46% at December 31, 2012 for the Prior LOC and Prior Term Loan, respectively. Borrowings under the Prior LOC and Prior Term Loan were secured by the Company’s accounts receivable. The outstanding balance under the Prior LOC and Prior Term Loan was zero and $4,750, respectively, at December 31, 2012. All amounts due under the Prior LOC and Prior Term Loan were paid in full during 2013.

Annual maturities of long-term debt during the next five years are as follows:

Years ending December 31,

2014	$1,875
2015	1,875
2016	3,750
2017	3,750
2018	63,750
Thereafter	15,000

Total payments	$90,000

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

8. Income Taxes

The components of the Company’s income tax provision are as follows:

December 31,	2013	2012	Period from August 11, 2011 (Date of Inception) to December 31, 2011

Current
Federal	$-	$-	$-
State	120	34	37

Total current	120	34	37

Deferred
Federal	638	(1,703)	(713)
State	(376)	(1,223)	(345)

Total deferred	262	(2,926)	(1,058)

Total Income Tax Expense (Benefit)	$382	$(2,892)	$(1,021)

The primary difference between the federal statutory income tax rate and the Company’s effective tax rate is due to state income taxes, non-deductible meals and entertainment expenses, and Ascender earn out payments (Note 3) treated as compensation for book purposes but not deductible for tax.

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate of 34% to the net loss before provision for income taxes for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011 is as follows:

December 31,	2013	2012	Period from August 11, 2011 (Date of Inception) to December 31, 2011

Federal income tax at statutory rate	$247	$(2,052)	$(669)
State income tax benefit, net of federal income tax effect	(300)	(1,201)	(321)
Credits	(309)	(134)	(132)
Other, net	744	495	101

Total Income Tax Expense (Benefit)	$382	$(2,892)	$(1,021)

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows:

December 31,	2013	2012	2011

Current
Accrued incentive compensation	$2,670	$-	$-
Accrued professional fees	65	131	86
Accrued PTO	947	648	422
Accrued severance	145	251	22
Allowance for doubtful accounts	569	209	191
Deferred rent	217	235	-
Other accrued expenses	569	168	-

Total current	5,182	1,642	721

Non-current
Charitable contributions	-	-	3
Credit carryforwards	2,092	951	474
Fixed assets	1,268	516	(547)
Intangible assets	(10,185)	(13,516)	(14,983)
Internally developed software	(6,431)	(4,037)	(2,271)
Loss carryforwards	3,037	10,379	10,692
Relocation expense	(149)	(430)	-
Stock-based compensation	1,184	755	-

Total non-current, net	(9,184)	(5,382)	(6,632)

Net Deferred Tax Liabilities	$(4,002)	$(3,740)	$(5,911)

The Company has federal and state net operating loss carryforwards of $7,454, $25,131 and $27,413 at December 31, 2013, 2012 and 2011, respectively. Federal net operating loss carryforwards will begin to expire in 2030 and state loss carryforwards began to expire in 2012.

At December 31, 2013, federal and California state research and development tax credits of $885 and $1,207, respectively, available to offset future income taxes, if any, for those jurisdictions. These federal tax credits will expire in various periods from 2027 through 2033, and the California state tax credits can be carried forward indefinitely.

Under IRC Section 382 (“Section 382”), the annual utilization of the Company’s federal net operating loss carryforwards may be limited. The Company has determined that the annual limitation did not impact net operating loss utilization in 2013, 2012 and 2011. However, due to significant complexities associated with Section 382 regulations, the Company is currently analyzing the impact on the net operating loss carryforwards.

The Company files U.S. federal and various state income tax returns. There are no prior year tax returns under audit by taxing authorities, and management is not aware of any impending audits.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

As a result of the Company’s NOL carry-forwards, all tax years from 2006 through 2013 remain subject to federal and state tax examination.

The Company records uncertain tax positions in accordance with accounting standards on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) those tax positions that meet the “more likely than not” recognition threshold, it recognizes the largest amount of tax benefit that is great than 50% likely to be realized upon the ultimate settlement with the related tax authority. Management has performed its evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties or interest receivable or payable relating to uncertain income tax positions in the accompanying financial statements.

9. Stockholders’ Equity

Capital Structure

In August 2011, the Company filed articles of incorporation in the state of Delaware, authorizing the issuance of up to 100 shares of Common Stock, $0.001 par value per share. In August 2011, in connection with its inception, the Company issued 100 shares to an investor for $100.

In September 2011, in contemplation of the acquisition of Matrix Medical Network, the Company increased its authorized shares of common stock from 100 shares to 500,000 shares.

Issuances of Common Stock

In September 2011, to finance the acquisition of Matrix Medical Network, the Company issued an aggregate of 112,164 shares of common stock for proceeds of $112,164.

Stock Options

The Company’s 2011 Stock Option Plan ("2011 Plan") provides for grants of options as equity based incentive awards as determined by the compensation committee of the Board of Directors to encourage employees to participate in the Company's long-term success. The 2011 Plan allows for the issuance of the options at a price equal to the fair market value at the date of grant to purchase up to 24,627 shares of common stock. The options expire ten years from the date of grant. In 2013 and 2012, the Company granted stock options under the 2011 Plan. Of those options granted, half contain time-based vesting provisions and the other half contain a performance-based criteria that provide for vesting only upon meeting certain performance criteria or upon a change of control. Time-based options also provide for immediate vesting upon a change of control.

The Company recognizes expense associated with stock options based on the grant-date fair value of the instruments, net of forfeitures and amortizes the value of each time-based award on a straight-line basis using a period equal to the vesting period starting on the service inception date. The Company issued performance-based options with an aggregate grant-date fair value (net of estimated forfeitures) of $981 and $4,874 during the years ended December 31, 2013 and 2012. No stock-based compensation expense has been recognized through December 31, 2013 relating to any options that contain a performance-based criteria.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

The grant-date fair value was determined using the Black-Scholes option-pricing model with the following weighted average assumptions:

December 31,	2013	2012

Expected volatility	58%	58%
Expected dividends	None	None
Expected term (years)	5.7 to 6.3	5.5 to 6.3
Risk-free rate of return	1.1% to 1.7%	0.8% to 1.1%
Forfeiture rate	20%	10%

The volatility used was based on historical volatility of a representative sample of publicly traded peers of the Company, which management considers the best estimate of the Company's future volatility. The risk free interest rate was determined based on U.S. Treasury securities with maturities equal to the expected term of the underlying award. The expected term was determined based on the simplified method. The Company utilized an estimated forfeiture rate of 20% based on historical and expected forfeiture rates pertaining to such individuals.

There was no stock option activity during the period from August 11, 2011 (date of inception) to December 31, 2011. Stock option activity for the years ended December 31, 2013 and 2012 is as follows:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding, December 31, 2011	-	$-
Granted	22,044	1,000
Exercised	-	-
Cancelled	(1,228)	1,000

Outstanding, December 31, 2012	20,816	1,000	9.7
Granted	4,914	1,049
Exercised	-	-
Cancelled	(2,093)	1,000

Outstanding, December 31, 2013	23,637	$1,010	8.8
Exercisable, December 31, 2013	5,014	$1,000	8.6

The weighted average fair value for options granted during 2013 and 2012 was $574 and $536, respectively.

The Company recognized an aggregate of $1,113, $1,827 and $0 of stock-based compensation expense for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively. Stock-based compensation for the year ended December 31, 2013 includes the reversal of $178 of expense related to the true-up of the forfeiture rate on nonvested awards.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

As of December 31, 2013, the Company expects to recognize $2,925 of stock based compensation relating to time-based options for an outstanding weighted average period of 2.5 years.

The Company has recorded an income tax benefit from stock-based compensation.

10. Commitments and Contingencies

Operating Leases

The Company leases office space in Arizona, California and Florida under operating leases that expire through 2019. These leases contain rent escalation clauses that have been factored into determining rent expense on a straight-line basis over the lease term. Rent expense under these leases totaled $1,480, $1,846 and $273 for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively.

The Company also leases various office equipment leases with lease terms expiring through 2016. Lease expense for these leases totaled $52, $100 and $33 for the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, respectively.

In September 2012, the Company entered into a master lease agreement with a fleet service company for vehicles to be operated by the Company’s nurse practitioners. This agreement has a base term of one year and will continue indefinitely thereafter until canceled or terminated by either party. The minimum lease term for each vehicle is 367 days, beginning on the Company’s acceptance of the vehicle. Thereafter, the lease term may be renewed monthly for the lesser of the maximum lease term (up to 96 months) or the amortization term set in the respective vehicle order. Lease expense for the fleet lease totaled $2,100 and $57 for the years ended December 31, 2013 and 2012, respectively.

At December 31, 2013, the approximate future minimum rental payments under the non-cancelable operating leases for the years ended December 31, are as follows:

Years ending December 31,

2014	$2,360
2015	1,549
2016	1,519
2017	751
2018	244
Thereafter	84

Total payments	$6,507

Severance Agreements

The Company has entered into employment and termination agreements with key personnel that obligate the Company for salary continuation upon termination without cause. During the years ended December 31, 2013 and 2012 and the period from August 11, 2011 (date of inception) to December 31, 2011, the Company incurred $1,529, $2,926 and $115, respectively, of severance costs. At December 31, 2013, 2012 and 2011, the Company had $497, $1,116 and $115 in accrued severance costs, respectively.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

Bonus Incentive Plan

The Company has a bonus incentive plan available for certain managers and executives of the Company. The bonus incentive plan is based on the financial results of the Company, which include certain benchmark thresholds that are determined annually to establish a baseline pool of the amounts to be distributed to the eligible participants. If the Company does not meet the requirements as defined annually by the Board, no baseline pool would be established for distribution. Further, the distribution of the bonus amounts is based at least in part on the individual performance of the eligible participants. At December 31, 2013, 2012 and 2011, the Company accrued approximately $6,465, $2,939 and $0, respectively, for the bonus incentive plan.

Laws and Regulations

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, Medicare and Medicaid fraud and abuse, false claims, and disguised payments in exchange for the referral of patients. Government activity has continued with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare service providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Compliance with such laws and regulations can be subject to future government review and interpretations.

The Health Insurance Portability and Accountability Act (“HIPAA”) was enacted on August 21, 1996, to ensure health insurance portability, reduce healthcare fraud and abuse, guarantee security and privacy of health information, and enforce standards for health information. Effective August 2009, the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) was introduced imposing notification requirements in the event of certain security breaches relating to protected health information. Organizations are required to be in compliance with HIPAA provisions and are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations.

Legal

The Company is party to various legal actions arising in the ordinary course of business. The Company believes that potential liability, if any, under these claims will not have a material adverse effect on the consolidated financial position, results of operations, or cash flows.

Insurance

In December of 2012 the Company moved to a self-insured workers’ compensation plan. The Company has a large deductible workers' compensation plan (in all states except Ohio and Washington where workers' compensation is covered under a premium-only policy by a state-funded workers' compensation system). Determining reserves for losses involves significant judgments based upon the Company’s experience and expectations of future events, including projected settlements for pending claims, known incidents which may result in claims, estimates of incurred but not yet reported claims, estimated litigation costs and other factors. Since these reserves are based on estimates, actual expenses may differ from the amount reserved. The Company has $460 of estimated workers’ compensation plan losses included in accrued liabilities at December 31, 2013.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts)

11. Subsequent Events

The Company has evaluated all subsequent events that occurred after the consolidated balance sheets date through October 20, 2014 which represents the date the consolidated financial statements were available to be issued. The Company is not aware of any significant events that have not been disclosed herein that will have an impact on these consolidated financial statements.

On September 17, 2014, the shareholders of Group Holdings agreed to sell all outstanding shares and options to a national healthcare company in exchange for cash and stock consideration. In connection with the transaction, the Company’s Senior Note and Term Loan will be paid in full and the transaction is expected to close in the fourth quarter of 2014.